EX. 3                         COMPROMISE AGREEMENT



         THIS AGREEMENT is made, executed and entered into by and between First American Capital Trust, a Florida business trust, (hereinafter referred to as "FACT") and FACT South LLC, a Florida limited liability company, (hereinafter referred to as "FACT South") which agreement shall be deemed effective the 27th day of December, 2000.

         WHEREAS, FACT is the owner and holder of a 92% member interest in and to FACT South; and

         WHEREAS, FACT South is indebted to FACT in the principal amount of $2,520,000 together with interest accrued thereon at the rate of 9.75% per annum, for a total balance due as of December 27, 2000 of $2,786,764; and

         WHEREAS, FACT South does not have nor does it anticipate acquiring assets sufficient to pay and satisfy the indebtedness due to FACT; and

         WHEREAS, FACT has agreed to accept the assets described upon Schedule "A" attached hereto in partial satisfaction of the obligation due to it from FACT South; and

         WHEREAS, it is the desire and intent of the parties to redeem the member interest held by FACT in FACT South.

         NOW THEREFORE, in consideration of the covenants set forth herein and for value received, the receipt and sufficiency of which is hereby acknowledge, it is agreed by and between the parties as follows:

         1. FACT South hereby transfers to FACT and FACT hereby accepts transfer of all rights, entitlements, and ownership in and to the assets described upon Schedule "A" attached hereto.

         2. FACT hereby reduces the $2,786,764 due from FACT South to FACT by the $1,350,000 value of the assets for a remaining balance due to FACT by FACT South of $1,436,764.

         3.       The 92% member interest of FACT is hereby redeemed.

         4. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives. Executed this 27th day of December, 2000.

                                            FACT SOUTH LLC
-----------------------
Witness

                                            /s/ Derri Davisson
-----------------------                     -----------------------------------
Witness                                     By: Derri Davisson, as its Manager


-----------------------                     FIRST AMERICAN CAPITAL TRUST
Witness

                                            /s/ Derri Davisson
-----------------------                     -----------------------------------
Witness                                     By: Derri Davisson, as its Trustee

                           MINUTES OF SPECIAL MEETING
                                       OF
                          FIRST AMERICAN CAPITAL TRUST


         A special meeting of the Board of Trustees of FIRST AMERICAN CAPITAL TRUST, a Florida business trust, was held on Wednesday, December 27, 2000, at 4500 140th Avenue North, Suite 220, Clearwater, Florida.

         Present and participating in the meeting was Derri Davisson, sole Trustee, who acted as chair of the meeting and recorded the minutes.

         On motions duly made and seconded, it was unanimously voted that:

                  1. First American Capital Trust will accept the transfer of all of the assets described upon Schedule "A" attached hereto from FACT South LLC, a Florida limited liability company, in partial satisfaction of the debt from FACT South LLC to First American Capital Trust and to effectuate the redemption of its 92% member interest in FACT South LLC. This action is deemed to be in the best interest of First American Capital Trust as it is not anticipated that FACT South will have the ability to repay amounts due to FACT at any time in the future. The current value of the assets of FACT South LLC as set forth upon Schedule "A" attached hereto is approximately $1,350,000. The balance due from FACT South LLC as of this date is $2,520,000 together with interest accrued thereon at the rate of 9.75% per annum, for a total balance due as of December 27, 2000 of $2,786,764. There being no further business, the meeting was adjourned.

Dated: December 27, 2000


                                          /s/ Derri Davisson
                                          -------------------------------------
                                          DERRI DAVISSON, Trustee



                                     [Seal]

                           MINUTES OF SPECIAL MEETING
                                       OF
                                 FACT SOUTH LLC


         A special meeting of the members of FACT South LLC, a Florida limited liability company, was held on Wednesday, December 27, 2000, at 4500 140th Avenue North, Suite 220, Clearwater, Florida.

         Present and participating in the meeting was Derri Davisson, sole Manager, who acted as chair of the meeting and recorded the minutes.

         On motions duly made and seconded, it was unanimously voted that:

                  1. FACT South will transfer the assets described upon Schedule "A" attached hereto to First American Capital Trust, in partial satisfaction of the debt from FACT South LLC to First American Capital Trust and to effectuate the redemption of the 92% member interest of First American Capital Trust in FACT South LLC. This action is deemed to be in the best interest of FACT South as it does not anticipate it will have the ability to repay amounts due to First American Capital Trust at any time in the future. The current value of the assets of FACT South LLC as set forth upon Schedule "A" attached hereto is approximately $1,350,000. The balance due to First American Capital Trust is $2,520,000 together with interest accrued thereon at the rate of 9.75% per annum, for a total balance due as of December 27, 2000 of $2,786,764. There being no further business, the meeting was adjourned.

Dated December 27, 2000


                                          /s/ Derri Davisson
                                          --------------------------------------
                                          DAVISSON, Manager


                                     [Seal]